UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2007

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13591 (Commission File Number)	13-2966911 (IRS Employer Identification No.)
301 Route 17 North, Rutherford, New Jersey 07070 (Address of principal executive offices, including zip code) (201) 935-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Amendment to 1998 Stock Option Plan

On March 13, 2007, the Board of Directors of AXS-One Inc. (the “Company”) amended the Company’s 1998 Stock Option Plan (the “1998 Plan”), subject to stockholder approval, to remove the sub-limit on the number of shares of restricted stock that can be granted under the 1998 Plan as described in greater detail below. On May 23, 2007, at the Company’s annual meeting of stockholders, the amendment to the 1998 Plan was approved by the Company’s stockholders and became effective.

As previously in effect, the 1998 Plan provided for a maximum of 5,000,000 shares of common stock available for awards, of which 300,000 shares were available for awards of restricted stock. The amendment to the 1998 Plan removes the 300,000 share limitation on restricted stock grants. This will allow grants of restricted stock under the 1998 Plan of up to the total maximum number of shares remaining available under the 1998 Plan.

The foregoing description of the amendments to the 1998 Plan does not purport to be complete and is qualified in its entirety by reference to the 1998 Plan, as amended, a copy of which was filed with the Securities and Exchange Commission as an exhibit to the Company's proxy statement for the 2007 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.

Date: May 23, 2007	By	/s/ Joseph P. Dwyer
Joseph P. Dwyer
Executive Vice President,
Chief Financial Officer, and Treasurer

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